Exhibit 10.16

SECOND AMENDMENT TO LEASE

Nancy Ridge Technology Center, L.P., a California limited partnership (“Lessor”), and Cidara Therapeutics, Inc., a Delaware corporation, (“Lessee”), hereby amend the Lease dated June 9, 2014 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of January 6, 2015 (the “First Amendment”; the Original Lease as so amended, the “Lease”), for Suites #101 thru #103 at 6310 Nancy Ridge Drive, San Diego, CA 92121 (“Premises”) as follows effective February 15, 2015 (the “Expansion Date”):

1)	Premises: Commencing on the Expansion Date the Premises will be expanded to include all of Suite #103 at 6330 Nancy Ridge Drive (which is approximately 5,827 square feet), thereby increasing the Premises to approximately 18,985 square feet and increasing Lessee’s Share to ten and eighty-five hundredths percent (10.85%). Effective as of the Expansion Date the provisions of Section 1 of the First Amendment shall be of no further force and effect.

2)	Increase in Base Rent: Commencing on the Expansion Date, the Base Rent shall increase to $37,829.00 per month to reflect Lessee’s expansion into #103 in its entirety.

3)	Confidentiality: The terms of the Lease are confidential. No party to the Lease shall disclose any of the terms of the Lease to any other party, provided that Lessee may disclose such terms to Lessee’s employees, directors, officers, agents and proposed transferees.

4)	No Default: To each party’s knowledge, neither party is currently in Default or Breach of any of the terms or conditions of the Lease.

5)	Authority to Execute: Each person executing this Second Amendment to Lease represents and warrants to all parties that he or she is duly authorized to execute and deliver this Second Amendment to Lease on behalf of that party.

All other terms and conditions of the Lease shall remain in full force and effect. All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Lease.

Lessor:	Nancy Ridge Technology Center, L.P., a California Limited Partnership
By:	Nancy Ridge Technology Center, LLC, a California Limited Liability Company,
its General Partner

By:	/s/ Chris Loughridge
Chris Loughridge, its Manager

Lessee:	Cidara Therapeutics, Inc., a Delaware corporation

By:	/s/ Kevin Forrest
Kevin Forrest, Chief Operating Officer